UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☐ Soliciting Material under §240.14a-12

Affinity Gaming
(Name of Registrant as Specified In Its Charter)

Z Capital Partners, L.L.C.

Zenni Holdings, LLC

Z Capital Special Situations Adviser, L.P.

Z Capital Special Situations GP, L.P.

Z Capital Special Situations UGP, L.L.C.

James J. Zenni, Jr.

Z Capital HG, L.L.C.

Z Capital HG-C, L.L.C.

Z Capital Special Situations Fund Holdings I, L.L.C.

Z Capital Special Situations Fund Holdings II, L.L.C.

Z Capital CUAL Co-Invest, L.L.C.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On May 13, 2013, Z Capital Partners, L.L.C. (“Z Capital”) issued a press release (the “Press Release”) announcing, among other things, that the Nevada Eighth Judicial District Court judge had signed an order (the “Order”) granting Z Capital a preliminary injunction enjoining and restraining Affinity Gaming (the “Company”) from enforcing its shareholder rights agreement.  Z Capital delivered a copy of the Press Release and the Order to the Company’s stockholders via email on the same date in connection with the Z Capital Group’s (whose members are identified below) solicitation of proxies for the election of its director nominees at the Company’s 2013 Annual Meeting of Stockholders.

A copy of the Press Release and the Order are attached hereto as Exhibit 1 and Exhibit 2, respectively, and are incorporated herein by reference.

At a hearing on May 13, 2013 regarding defendants’ motion to stay the Order, the court granted in part and denied in part defendants’ motion, thereby granting a partial temporary stay of 15 days.

Important Information

The Z Capital Group has nominated James J. Zenni, Jr. and Martin J. Auerbach, Esq. (the “Z Capital Nominees”) as nominees to the board of directors of the Company and is soliciting votes for the election of the Z Capital Nominees as members of the board. The Z Capital Group has sent a definitive proxy statement, GOLD proxy card and related proxy materials to stockholders of the Company seeking their support of the Z Capital Nominees at the Company’s 2013 Annual Meeting of Stockholders. Stockholders are urged to read the definitive proxy statement and GOLD proxy card because they contain important information about the Z Capital Group, the Z Capital Nominees, the Company and related matters. Stockholders may obtain a free copy of the definitive proxy statement and GOLD proxy card and other documents filed by the Z Capital Group with the Securities and Exchange Commission (“SEC”) at the SEC’s web site at www.sec.gov. The definitive proxy statement and other related documents filed by the Z Capital Group with the SEC may also be obtained free of charge by contacting Innisfree M&A Incorporated by mail at 501 Madison Avenue, 20th Floor, New York, New York 10022 or by telephone at the following numbers: stockholders call toll-free at (888) 750-5834 and banks and brokers call collect at (212) 750-5833.

The Z Capital Group consists of the following persons: Z Capital; Zenni Holdings, LLC; James J. Zenni, Jr.; Z Capital Special Situations Adviser, L.P.; Z Capital Special Situations GP, L.P.; Z Capital Special Situations UGP, L.L.C.; Z Capital Special Situations Fund Holdings I, L.L.C.; Z Capital HG, L.L.C.; Z Capital Special Situations Fund Holdings II, L.L.C.; Z Capital CUAL Co-Invest, L.L.C.; and Z Capital HG-C, L.L.C. The members of the Z Capital Group and the Z Capital Nominees are participants in the solicitation from the Company’s stockholders of proxies in favor of the Z Capital Nominees. Such participants may have interests in the solicitation, including as a result of holding shares of the Company’s common stock. Information regarding the participants and their interests may be found in the definitive proxy statement of the Z Capital Group, filed with the SEC on April 23, 2013 and first disseminated to stockholders on or about April 23, 2013.

Certain information contained herein constitutes “forward-looking statements,” which can be identified by the use of forward-looking terminology such as “may,” “will,” “seek,” “should,” “expect,” “anticipate,” “project,” “estimate,” “intend,” “continue” or “believe” or the negatives thereof or other variations thereon or comparable terminology. Such statements are not guarantees of future performance or activities. Due to various risks and uncertainties, actual events or results or actual performance may differ materially from those reflected or contemplated in such forward-looking statements.